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                                                                     EXHIBIT 5.4

                   [WESTPORT RESOURCES CORPORATION LETTERHEAD]

                                  June 4, 2003

Westport Resources Corporation
1670 Broadway
Suite 2800
Denver, Colorado 80202-4800

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         I am the General Counsel of Westport Resources Corporation, a Nevada corporation ("WESTPORT"). This letter is prepared in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by Westport to exchange (the "EXCHANGE OFFER") up to $125,000,000 of its 8 1/4% Senior Subordinated Notes Due 2011 issued in a private offering on April 3, 2003 (the "OLD NOTES") for an equal principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 to be registered under the Act (the "EXCHANGE NOTES") and (ii) the guaranty of the Exchange Notes (the "SUBSIDIARY GUARANTY") by each of Westport Overriding Royalty LLC, a Colorado limited liability company ("WORLLC"), Westport Argentina LLC, a Colorado limited liability company ("WALLC"), Horse Creek Trading & Compression Company LLC, a Colorado limited liability company ("HORSE CREEK," and together with WORLLC and WALLC, the "COMPANIES"), and Jerry Chambers Exploration Company, a Colorado general partnership (the "PARTNERSHIP;" together with the Companies, collectively, the "SUBSIDIARY GUARANTORS").

         The Old Notes have been, and the Exchange Notes will be, issued pursuant to that certain Indenture, dated as of November 5, 2001, among the Company, the subsidiary guarantors from time to time parties thereto and The Bank of New York, as trustee (the "TRUSTEE") (the "ORIGINAL INDENTURE"), as supplemented by the First Supplemental Indenture thereto, dated as of December 31, 2001 (the "FIRST SUPPLEMENTAL INDENTURE"), the Second Supplemental Indenture thereto, dated as of December 17, 2002 (the "SECOND SUPPLEMENTAL INDENTURE"), and the Third Supplemental Indenture thereto, dated as of April 3, 2003 (the "THIRD SUPPLEMENTAL INDENTURE"). The Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, is referred to herein as the "INDENTURE."

         I have examined originals or certified copies of such corporate records of the Subsidiary Guarantors and other certificates and documents of officials of the Subsidiary Guarantors, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed and certified or reproduced copies.



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Page 2
June 4, 2003


         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that:

         1. Each of the Companies is a limited liability company validly existing and in good standing under the laws of the State of Colorado.

         2. The Partnership is a general partnership validly existing and in good standing under the laws of the State of Colorado.

         3. Each Subsidiary Guarantor has all power and authority necessary to execute and deliver the Indenture and to perform its obligations thereunder.

         4. Each Subsidiary Guarantor (other than Horse Creek) has duly authorized, executed and delivered the Indenture. Horse Creek has duly authorized, executed and delivered the Second Supplemental Indenture and the Third Supplemental Indenture.

         The opinion and other matters in this letter are qualified in their entirety and subject to the following:

         A. I express no opinion as to the laws of any jurisdiction other than the constitution, laws, rules and regulations and judicial and administrative decisions of the State of Colorado.

         B.       I am a member of the bar of the State of Colorado.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       WESTPORT RESOURCES CORPORATION



                                       By:  /s/ Howard L. Boigon
                                            Howard L. Boigon, Vice President,
                                            General Counsel and Secretary